VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . November 2, 2017 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of two cents ($0.02) per share on its common stock, payable on December 22, 2017 to stockholders of record at the close of business on December 6, 2017.

Valhi, Inc. is engaged in the titanium dioxide products, component products (security products and recreational marine components), waste management and real estate management and development industries.

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